EXHIBIT 16.1

August 26, 2015

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of Lifeway Foods, Inc. dated August 26, 2015 and are in agreement with those statements.

/s/ Crowe Horwath LLP

Crowe Horwath LLP
Oak Brook, IL

cc:	Mr. Paul Lee
Audit Committee Chairman
Lifeway Foods, Inc.

Edward Smolyansky
Chief Financial and Accounting Officer,
    Secretary and Treasurer